Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, 33-51823, 333-70081, and 333-76248).

                                                                /s/Arthur Andersen LLP

Roseland, New Jersey

March 20, 2002